Exhibit 8.2

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

Our reference: 25247.50083/80383261v2

August 18, 2015

Registration Statement on Form F-3 – Exhibit 8.2 Opinion

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form F-3 (the “Registration Statement”), a related base prospectus (the “Base Prospectus”) and prospectus supplement (the “Prospectus Supplement”) with respect to the registration of the possible resale from time to time of common units representing limited partnership interests in the Partnership issuable upon conversion of Series C Preferred Units representing limited partnership interests in the Partnership.

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following:

(i)	the Registration Statement, Base Prospectus, and Prospectus Supplement; and

(ii)	such other papers, documents, agreements and certificates of public officials and representatives of the Company as we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed (i) the legal capacity of each natural person, (ii) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (iv) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (v) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates or comparable documents. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Registration Statement, the Base Prospectus and the Prospectus Supplement, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Base Prospectus under the caption “Non-United States Tax Considerations — Marshall Islands Tax Considerations” and we confirm that the statements in such discussions, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of effectiveness of the Registration Statement (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to a Report on Form 6-K of the Company and to the references to our firm in the Registration Statement, the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP